EXHIBIT (N)(19) UNDER FORM N-1A

EXHIBIT 99 UNDER ITEM 601/REG. S-K

INSTITUTIONAL/WEALTH SHARES EXHIBIT

TO

MULTIPLE CLASS PLAN

(REVISED 12/1/15)

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional and Wealth Shares will consist of

(i)	with respect to money market funds, sales and shareholder servicing by financial intermediaries; and

(ii)	with respect to fluctuating NAV funds, sales and shareholder servicing by financial intermediaries to the following categories of investors (“Eligible Investors”);

•	An investor participating in a wrap program or other fee-based program sponsored by a financial intermediary;

•	An investor participating in a no-load network or platform sponsored by a financial intermediary where Federated has entered into an agreement with the intermediary;

•	A trustee/director, employee or former employee of the Fund, the Adviser, the Distributor and their affiliates; an immediate family member of these individuals, or a trust, pension or profit-sharing plan for these individuals;

•	An employer-sponsored retirement plan;

•	A trust institution investing on behalf of its trust customers;

•	A Federated Fund;

•	An investor, other than a natural person, purchasing Shares directly from the Fund;

•	An investor (including a natural person) who owned Shares as of December 31, 2008;

•	Without regard to the initial investment minimum, an investor who acquired Institutional and/or Wealth Shares pursuant to the terms of an agreement and plan of reorganization which permits the investor to acquire such Shares; and

•	Without regard to the initial investment minimum, in connection with an acquisition of an investment management or advisory business, or related investment services, products or assets, by Federated or its investment advisory subsidiaries, an investor (including a natural person) who (1) becomes a client of an investment advisory subsidiary of Federated or (2) is a shareholder or interest holder of a pooled investment vehicle or product that becomes advised or subadvised by a Federated investment advisory subsidiary as a result of such an acquisition other than as a result of a fund reorganization transaction pursuant to an agreement and plan of reorganization.

The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional and Wealth Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Institutional and Wealth Shares
Sales Load	None

Contingent Deferred Sales Charge (“CDSC”)	None

Shareholder Service Fee	As set forth in the attached Schedule

12b-1 Fee	As set forth in the attached Schedule

Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Institutional and/or Wealth Shares as described in Section 3 of the Plan

2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional and Wealth Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None

Exchange Privilege:	Institutional and/or Wealth Shares may be exchanged for Institutional and/or Wealth Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Federated Liberty U.S. Government Money Market Trust and Class R Shares.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3. REDEMPTION FEE.

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Institutional and/or Wealth Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Institutional and/or Wealth Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Institutional and/or Wealth Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Institutional and/or Wealth Shares redeemed due to the death of the last surviving shareholder on the account.

SCHEDULE OF FUNDS

OFFERING INSTITUTIONAL SHARES

The Funds set forth on this Schedule each offer Institutional Shares on the terms set forth in the Institutional/-Wealth Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee
Federated Adjustable Rate Securities Fund	None	0.25%	None
Federated Equity Funds:
Federated Absolute Return Fund	None	None	None
Federated Clover Small Value Fund	None	None	None
Federated Clover Value Fund	None	None	None
Federated Emerging Markets Equity Fund	None	None	None
Federated InterContinental Fund	None	None	None
Federated International Strategic Value Dividend Fund	None	None	None
Federated Kaufmann Large Cap Fund	None	None	None
Federated Kaufmann Small Cap Fund	None	None	None
Federated MDT Mid-Cap Growth Strategies Fund	None	None	None
Federated Managed Risk Fund	None	None	None
Federated Managed Volatility Fund	None	None	None
Federated Prudent Bear Fund	None	None	None
Federated Strategic Value Dividend Fund	None	None	None
Federated Equity Income Fund, Inc.	None	None	None
Federated Fixed Income Securities, Inc.:
Federated Municipal Ultrashort Fund	None	None	None
Federated Strategic Income Fund	None	None	None
Federated Global Allocation Fund)	None	None	None
Federated Government Income Trust	None	0.25%	None
Federated High Yield Trust
Federated High Yield Trust	None	None	None
Federated Equity Advantage Fund	None	None	None

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee
Federated Income Securities Trust:
Federated Capital Income Fund	None	None	None
Federated Floating Rate Strategic Income Fund	None	None	None
Federated Unconstrained Bond Fund	None	None	None
Federated Intermediate Corporate Bond Fund	None	0.25%	None
Federated Muni and Stock Advantage Fund	None	None	None
Federated Prudent DollarBear Fund	None	None	None
Federated Real Return Bond Fund	None	0.25%	None
Federated Short-Term Income Fund	None	0.25%	None
Federated Index Trust:
Federated Max-Cap Index Fund	None	0.25%	None
Federated Mid-Cap Index Fund	None	None	None
Federated Institutional Trust:
Federated Government Ultrashort Duration Fund	None	None	None
Federated Short-Intermediate Total Return Bond Fund)	None	None	None
Federated Investment Series Fund, Inc.
Federated Bond Fund	None	None	None
Federated MDT Series:
Federated MDT All Cap Core Fund	None	None	None
Federated MDT Balanced Fund	None	None	None
Federated MDT Large Cap Growth Fund	None	None	None
Federated MDT Small Cap Core Fund	None	None	None
Federated MDT Small Cap Growth Fund	None	None	None
Federated MDT Stock Trust	None	0.25%	None
Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund	None	None	None
Federated Short-Intermediate Duration Municipal Trust	None	0.25%	None
Federated Total Return Government Bond Fund	None	None	None
Federated Total Return Series, Inc.:
Federated Mortgage Fund	None	0.25%	None
Federated Total Return Bond Fund	None	None	None
Federated Ultrashort Bond Fund	None	0.25%	None
Federated U.S. Government Securities Fund: 1-3 Years	None	0.25%	None
Federated U.S. Government Securities Fund: 2-5 Years	None	0.25%	None

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee
Federated World Investment Series, Inc.
Federated Emerging Market Debt Fund	None	None	None
Federated International Leaders Fund	None	None	None
Federated International Small-Mid Company Fund	None	None	2% on shares redeemed or exchanged within 90 days of purchase
Intermediate Municipal Trust:
Federated Intermediate Municipal Trust	None	0.25%	None
Money Market Obligations Trust:
Federated Government Obligations Fund	None	0.25%	None
Federated Government Obligations Tax-Managed Fund	None	0.25%	None
Federated Money Market Management	None	0.25%	None
Federated Prime Obligations Fund	None	0.25%	None
Federated Tax-Free Trust	None	0.25%	None
Federated Treasury Obligations Fund	None	0.25%	None
Federated Trust for U.S. Treasury Obligations	None	None	None
Federated U.S. Treasury Cash Reserves	None	0.25%	None

SCHEDULE OF FUNDS

OFFERING WEALTH SHARES

The Retail Money Market Funds set forth on this Schedule each offer Wealth Shares on the terms set forth in the Institutional/Wealth Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee	Redemption Fee
Money Market Obligations Trust:
Federated California Municipal Cash Trust	None	0.25%	None
Federated Florida Municipal Cash Trust	0.25%	0.25%	None
Federated Michigan Municipal Cash Trust	None	0.25%	None
Federated Minnesota Municipal Cash Trust	None	0.25%	None
Federated Municipal Obligations Fund	None	0.25%	None
Federated New Jersey Municipal Cash Trust	None	0.25%	None
Federated New York Municipal Cash Trust	None	0.25%	None
Federated Ohio Municipal Cash Trust	None	0.25%	None
Federated Pennsylvania Municipal Cash Trust	None	0.25%	None
Federated Prime Cash Obligations Fund	None	0.25%	None
Federated Tax-Free Obligations Fund	None	0.25%	None
Federated Virginia Municipal Cash Trust	None	0.25%	None

EXHIBIT (N)(19) UNDER FORM N-1A

EXHIBIT 99 UNDER ITEM 601/REG. S-K

CLASS R SHARES EXHIBIT

TO

MULTIPLE CLASS PLAN

(REVISED 12/1/15)

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class R Shares will consist of:

(i) Excepting Federated Kaufmann Fund, sales by financial intermediaries to retirement plans, with shareholder services provided by the retirement plan recordkeepers; and

(ii) with respect to the Federated Kaufmann Fund, (a) sales by financial intermediaries to retirement plans; (b) the issuance of Class R Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann Fund; (c) additional investments by former Kaufmann Fund shareholders and related persons; and (d) shareholder services provided by financial intermediaries.

Financial intermediaries and the principal underwriter may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan, in addition, financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Class R Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class R Shares
Sales Load	None

Contingent Deferred Sales Charge (“CDSC”)	None

Redemption Fee	As set forth in the attached Schedule.

Shareholder Service Fee	As set forth in the attached Schedule

12b-1 Fee	As set forth in the attached Schedule

Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class R Shares as described in Section 3 of the Multiple Class Plan

2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class R Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privilege:

With respect to the Kaufmann Fund, shareholders who are former shareholders of the Kaufmann Fund, Inc. and their immediate family members or shareholders who have purchased shares through the financial intermediary relationships that existed for the Kaufmann Fund may exchange their Class R Shares for Class A Shares of any other fund. Investors who are eligible to purchase Class R Shares (e.g. 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans and IRA rollovers from such plans, directly or through financial intermediaries as well as IRAs held through financial intermediaries who hold the IRAs in an omnibus account)) may exchange their Class R Shares into Class R Shares of any other Fund. A Grandfathered Shareholder may exchange into Class R Shares of another Fund only if such shareholder is an eligible investor in the Class R Shares of that Fund.

With respect to the other funds, Class R Shares may be exchanged for Class R Shares, including the Kaufmann Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

3. REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class R Shares will be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund. A Fund shall waive any redemption fee with respect to Class R Shares redeemed or exchange by employer-sponsored retirement plans.

SCHEDULE OF FUNDS

OFFERING CLASS R SHARES

The Funds set forth on this Schedule each offer Class R Shares on the terms set forth in the Class R Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Services Fee	Redemption Fee
Federated Equity Funds:
Federated Clover Small Value Fund	0.50%	None	None
Federated Clover Value Fund	0.50%	None	None
Federated InterContinental Fund	0.50%	None	2% on shares redeemed or exchanged within 30 days of purchase
Federated Kaufmann Fund	0.50%	0.25%	0.20%
Federated Kaufmann Large Cap Fund	0.50%	None	None
Federated Kaufmann Small Cap Fund	0.50%	None	None
Federated MDT Mid-Cap Growth Strategies Fund	0.50%	None	None
Federated Equity Income Fund, Inc.	0.50%	None	None
Federated Global Allocation Fund	0.50%	None	None
Federated Income Securities Trust
Federated Capital Income Fund	0.50%	None	None
Federated Index Trust:
Federated Max-Cap Index Fund	0.50%	None	None
Federated Institutional Trust
Federated Short-Intermediate Total Return Bond Fund	0.50%	None	None
Federated MDT Series:
Federated MDT All Cap Core Fund	0.50%	None	None
Federated MDT Balanced Fund	0.50%	None	None
Federated Total Return Series, Inc.:
Federated Total Return Bond Fund	0.50%	None	None
Federated U.S. Government Securities Fund: 2-5 Years	0.50%	None	None
Federated World Investment Series, Inc.
Federated International Leaders Fund	0.50%	None	None

Multiple Class Company Series	12b-1 Fee	Shareholder Services Fee	Redemption Fee
Money Market Obligations Trust:
Federated Automated Cash Management Trust	0.50%	None	None
Federated Government Obligations Fund	0.50%	None	None
Federated Prime Cash Obligations Fund	0.50%	None	None